Exhibit 10.7

CONFIDENTIAL TREATMENT REQUESTED

Confidential material has been separately filed with the Securities and Exchange Commission under an application for confidential treatment.  Terms for which confidential treatment has been requested have been omitted and marked with an asterisk [*]

SUPPLEMENTAL CONFIRMATION

August 24, 2011

To:           Dollar Tree, Inc.
500 Volvo Parkway
Chesapeake, VA 23320
Attn:           Roger Dean, VP – Treasurer
Shawnta Totten, VP – Governance and Corporate Counsel
Facsimile: 757-321-5111

From:	JPMorgan Chase Bank, National Association
P.O. Box 161
60 Victoria Embankment
London EC4Y 0JP
England

Re:	Issuer Forward Repurchase Transaction

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”) and Dollar Tree, Inc. (“Counterparty” and together with JPMorgan, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between JPMorgan and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of August 24, 2011 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	August 24, 2011

Scheduled Termination Date:
November 15, 2011 (or if such date is not an Exchange Business Day, the next following Exchange Business Day), as the same may be postponed pursuant to the provisions of the Master Confirmation, subject to JPMorgan’s right to accelerate the Termination Date to any date on or after the First Acceleration Date.

First Acceleration Date:	September 30, 2011

Hedge Threshold Price:	[*]

Initial Shares:	2,346,385

Prepayment Amount:	USD 200,000,000

Minimum Shares:	As set forth in the Trade Notification, to be a number of shares equal to (a) the Prepayment Amount divided by (b) 110% of the Hedge Period Reference Price.

Maximum Shares:	As set forth in the Trade Notification, to be a number of shares equal to (a) the Prepayment Amount divided by (b) 97.5% of the Hedge Period Reference Price.

Forward Price Adjustment
Amount:	[*]

3. Counterparty represents and warrants to JPMorgan that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during the four full calendar weeks immediately preceding the Trade Date other than through JPMorgan.

4. This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

[Remainder of Page Intentionally Left Blank]

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Supplemental Confirmation and returning it to EDG Confirmation Group, J.P. Morgan Securities LLC, 277 Park Avenue, 11th Floor, New York, NY 10172-3401, or by fax to (212) 622 8519.

Yours sincerely,

J.P. MORGAN SECURITIES LLC, as agent for

JPMorgan Chase Bank, National Association,

London Branch

By:      /s/ Jeffrey Zajkowski
Name:  Jeffrey Zajkowski
Title:  Managing Director

Confirmed as of the date first above written:

DOLLAR TREE, INC.

By:      /s/ Kevin S. Wampler
Name:  Kevin S. Wampler
Title:  Chief Financial Officer